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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-A/A-1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 SYNOPSYS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                 56-154236
          --------------------------                  --------------------
          (STATE OF INCORPORATION OR                   (I.R.S. EMPLOYER
                ORGANIZATION)                         IDENTIFICATION  NO.)

                            700 EAST MIDDLEFIELD ROAD
                      MOUNTAIN VIEW, CALIFORNIA 94043-4033
                 ----------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
      --------------------------          -------------------------------------
                  NONE                                      NONE

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates: Not Applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                   -------------------------------------------
                                (TITLE OF CLASS)


                   -------------------------------------------
                                (TITLE OF CLASS)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Item 1 is hereby amended by adding the following paragraphs:

        On November 24, 1999, the Company and the Rights Agent entered into the Amended and Restated Preferred Shares Rights Agreement (the "Amended Rights Agreement"), which amends and restates the Rights Agreement as originally executed. A copy of the Amended Rights Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. The Amended Rights Agreement deletes the terms "Continuing Directors" and "Permitted Offers" and removes all references to Continuing Director decision making with regard to the redemption of Rights and amendment of the Rights Agreement, such decision making now being vested in the Board of Directors of the Company.

        The summary of the Amended Rights Agreement contained herein or in the Registration Statement as originally filed is qualified in its entirety by reference to the Amended Rights Agreement.

ITEM 2. EXHIBITS

        1. Amended and Restated Preferred Shares Rights Agreement, dated as of November 24, 1999, between Synopsys, Inc. and BankBoston N.A., as rights agent.



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        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934 the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 13, 1999                SYNOPSYS, INC.



                                        By:  /s/ Steven K. Shevick
                                           -----------------------------
                                        Title:  Vice President, Investor
                                                Relations and Legal



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                                  EXHIBIT INDEX

             EXHIBIT
               NO.                EXHIBIT
             ------               -------
               1 Amended and Restated Preferred Shares Rights Agreement, dated as of November 24, 1999, between Synopsys, Inc. and BankBoston N.A.



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